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                                                                  EXHIBIT 10.110



                         TERMINATION OF LEASE AGREEMENT

         THIS TERMINATION OF LEASE AGREEMENT (the "Agreement") is made and entered into by and between COI HOTEL GROUP, INC. ("Lessee"), a Delaware corporation, and CRESCENT REAL ESTATE FUNDING IX, L.P. ("Lessor"), a Delaware limited partnership, successor-in-interest to Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("CREELP").

                                  WITNESSETH:

         WHEREAS, Crescent Real Estate Equities Limited Partnership, as the owner of those certain tracts or parcels of land situated in Harris County, Texas, which are more particularly described in Exhibit " A " attached hereto and made a part hereof for all purposes (collectively, the "Land"), together with certain improvements located thereon known as The Four Seasons Hotel Houston (the Land together with the improvements located thereon shall be referred to herein as the "Hotel"), entered into that certain Lease Agreement dated effective as of September 22, 1997 (herein called the "Lease Agreement") in favor of Lessee covering the Hotel and other properties therein described; and

         WHEREAS, CREELP, in its capacity as "Owner", entered into that certain Amended and Restated Houston Center Hotel and Residential Management Agreement dated as of September 22, 1997, with Four Seasons Hotel Limited ("Four Seasons"), a corporation incorporated under the laws of the Province of Ontario, in its capacity as "Operator", to operate and manage the Hotel, as amended pursuant to (1) two side letter agreements, each dated September 22, 1997, and
(2) First Amendment to Amended and Restated Houston Center Hotel and Residential Management Agreement dated June 1, 2000 (as amended, the "Management Agreement"); and WHEREAS, Lessor has succeeded to all of the rights, titles and interests of CREELP in and to the Hotel as well as all of the rights and interests of CREELP under the Lease Agreement and under the Management Agreement; and

         WHEREAS, the Lease Agreement was amended by First Amendment to Lease Agreement dated December 31, 1998, between Lessor and Lessee (the Lease Agreement as amended by the First Amendment to Lease Agreement shall be herein referred to as the "Lease"); and

         WHEREAS, Article XXXVII of the Lease grants to Assignor the option to terminate the Lease in connection with the sale of the Hotel and in consideration for the payment of certain sums provided for therein; and

         WHEREAS Lessee has agreed to the termination of the Lease on the terms hereinafter set forth.

         NOW, THEREFORE, for TEN and NO/100 DOLLARS and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee do hereby agree as follows:

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1.       As of the "Effective Time" hereinafter set forth, the Lease shall terminate and be of no further force and effect except as to all obligations of the parties thereunder which are existing as of the Effective Time and survive termination of the Lease, including but not limited to Lessee's obligations under Sections 7.4, 7.5, 7.7 and 7.10, and Lessee's and Lessor's obligations under Sections 20.1 and 38.1 of the Lease. All of Lessee's obligations with respect to payment of Base Rent, Percentage Rent and Impositions, as such terms are defined in this Lease, shall be prorated between the Lessee and Lessor as of the Effective Time.

2. Following the Effective Time, Lessor and Lessee agree that they shall cooperate in a good faith effort to reach an agreement as to the amount of a termination fee to be paid by Lessor to Lessee as a result of termination of the Lease. If Lessor and Lessee are not able to agree within six months from and after the Effective Time as to the amount of a termination fee to be paid to Lessee, then Lessor and Lessee agree that the amount of termination fee shall be determined pursuant to the provisions of Section 37.1 of the Lease. Although the parties acknowledge that the compensation required to be paid by Lessor to Lessee shall be payable in the future in accordance with the foregoing terms, such deferral of payment of such compensation shall not in any way or to any extent whatsoever qualify, condition, or impair the termination of the Lease as of the Effective Time.

3. As of the Effective Time, all of the rights, titles and interests of Lessee in all of the items referenced in Section 2.1 of the Lease as the Leased Property, whether existing at the commencement of the Lease or acquired during the term of the Lease, as well as those items listed in subparagraphs (aa) through subparagraph (hh), inclusive, in Section
         32.1 of the Lease, whether existing at the commencement of the Lease or acquired during the term of the Lease ( collectively the "Intangibles"), are hereby transferred, assigned and released by Lessee to Lessor pursuant to said Section 2.1 of the Lease, including but not limited to all of Lessee's rights, titles and interests in the Management Agreement, in all other leases, contracts, concession agreements and other agreements in effect with respect to the Hotel, and in all other properties, assets and interests relating to the Hotel; save and except those properties, assets and interests to which, by the provisions of the Lease Agreement, Lessee is entitled following termination of the Lease. As of the Effective Time, Lessor shall assume and agree to keep, fulfill, observe, perform and discharge each and every duty and obligation that shall accrue and become performable, due or owing by Lessee under or with respect to any of the Intangibles, including, but not limited to the duties and obligations of Lessee, in its capacity as Owner under the terms and provisions of the Management Agreement. Lessee agrees that upon request of Lessor (and at Lessor's expense) it shall execute such other documents as shall be reasonably necessary to transfer to Lessor any of the Licenses, leases, contracts and other properties referred to and described in Section 38.1 of the Lease.

4. Lessee hereby represents and warrants to Lessor that Lessee has the full right and


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         authority to enter into this Agreement and that Lessee has not previously assigned any of Lessee's rights, titles or interests under the Lease Agreement or the related properties to any other person or entity.

5. Lessor hereby represents to Lessee that Lessor has the full right and authority to execute and enter into this Agreement.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

7. This Agreement may be executed in a separate identical counterpart which taken together shall constitute one and the same instrument.

8. This Agreement and the terms hereof will be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns.

9. The Effective Time, as herein defined, shall be one minute before the dated of the transfer of the Management Agreement from Lessor to HEF Houston LP .


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         EXECUTED to be effective as of the Effective Time.

                                   ASSIGNOR:

                                   COI HOTEL GROUP, INC., a Delaware
                                   corporation

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                   ASSIGNEE:

                                   CRESCENT REAL ESTATE FUNDING IX, a
                                   Delaware limited partnership

                                   By: CRE Management IX, LLC, a Delaware
                                       limited liability company, its general
                                       partner

                                       By: Crescent Real Estate Equities,
                                           Ltd., a Delaware corporation, its
                                           manager

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


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                                    EXHIBIT A
                                LEGAL DESCRIPTION
                               FOUR SEASONS HOTEL

ITEM ONE:

All of Block 252, S.S.B.B., City of Houston, Harris County, Texas, being that property bounded by the center lines of Caroline and Austin Streets and Lamar and Dallas Avenues in the City of Houston, Harris County, Texas, together with all improvements thereon, including (a) the Four Seasons Hotel-Houston Center;
(b) the skyway connecting Blocks 252 and 131 to the center line of Lamar Avenue; and ( c) the skyway connecting Blocks 252 and 253 to the center line of Caroline Street.

ITEM TWO:

All those air rights, as hereinafter defined, in the property described in Item One, being a portion of those rights conveyed by the City of Houston to Houston Center Corporation by one or both of the following two Quitclaim Deeds, the first dated August 26, 1971, recorded under Harris County Clerk's File No. D404337 and Film Code No. 133-27- 0968; and the second dated December 18, 1973, recorded under Harris County Clerk's File No. El18604 and Film Code No.###-##-####, both such deeds being authorized by City of Houston Ordinance No.70-1881 passed on October 28, 1970, the air rights conveyed by said Quitclaim Deeds being the City of Houston easement rights between a plane 20 feet above the crowns of the existing streets and a plane 500 feet above such street crowns, including those surrounding Item One, there, however, being excepted from this Item Two such air rights to the extent that the same relate to the Northerly half of Dallas Avenue from the center line of Caroline Street to the center line of Austin Street.

ITEM THREE:

A strip of land 4.98 feet wide by 50 feet in length being the City of Houston easement rights and interests described in and conveyed by that certain Quitclaim Deed dated August 27, 1956, from the City of Houston, Texas, to M. J. Salley, recorded in Volume 3216, Page 2, of the Deed Records of Harris County, Texas.

ITEM FOUR:

A strip of land 4.98 feet wide described in City of Houston Ordinance No.2984, passed as of August 22, 1956, recorded in Volume 3216, Page 5, of the Deed Records of Harris County, Texas, establishing a building line 4.98 feet east of the original building line along Austin Street.


                                   Exhibit A-i